Exhibit 3.40

OPERATING AGREEMENT

OF

SHEA OTAY VILLAGE 11, LLC

This Operating Agreement (this “Agreement”) of Shea Otay Village 11, LLC, a California limited liability company (the “Company”), is entered into effective the 23rd day of April, 2002 by Shea Homes Limited Partnership, a California limited partnership (the “Member”), as sole member of the Company.

R E C I T A L S

WHEREAS, the Member caused the Company to be formed pursuant to the provisions of the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California (the “Act”); and

WHEREAS, the Member, as sole member of the Company, desires to enter into this Agreement to define formally the terms of such limited liability company and the Member’s rights and obligations with respect thereto.

A G R E E M E N T

NOW, THEREFORE, the Member, as sole member of the Company, hereby agrees as follows:

1. Name. The name of the Company is Shea Otay Village 11, LLC.

2. Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

3. Office and Registered Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by section 17057 of the Act. The address of the office of the Company in California is 655 Brea Canyon Road, Walnut, California 91789. The registered agent for service of process of the Company is Max B. Johnson, c/o J.F. Shea Co., Inc., 655 Brea Canyon Road, Walnut, California 91789.

4. Member. The name and the address of the Member is Shea Homes Limited Partnership, a California limited partnership, 655 Brea Canyon Road, Walnut, California 91789.

5. Management. Management of the Company is vested in the Member. Any two officers of the Member, acting together, are authorized, empowered and directed, in the name of and on behalf of the Company, and in the name of and on behalf of the Member, in its capacity as the sole member of the Company, to execute and deliver all agreements, instruments, certificates or other documents as may be deemed reasonably necessary or appropriate, in furtherance of or in connection with the business of the Company.

6. Term; Dissolution. The term of the Company commenced upon the filing of the Articles of Organization of the Company with the California Secretary of State. The Company shall be dissolved upon the first to occur of the following: (a) April 1, 2052, (b) the written consent of the Member, (c) an entry of a decree of judicial dissolution pursuant to section 17351 of the Act, or (d) any other event that requires or causes dissolution of the Company under the Act.

7. Capital Contributions. The Member has contributed or will contribute 100 percent of the capital of the Company. The Member may make further capital contributions to the Company but shall not be required to do so.

8. Tax Matters. During any period in which the Member is the only member of the Company, the following shall apply for federal income tax purposes and relevant state income tax purposes, but only for such purposes: (a) in accordance with Section 301.7701-3 of the Income Tax Regulations, the Company shall be disregarded as an entity separate from the Member; (b) all items of income, gain, loss, deduction and credit of the Company shall be treated as recognized directly by the Member; and (c) the assets and liabilities of the Company shall be treated as the assets and liabilities of the Member. During any period in which the Company has more than one member, the Company shall be treated as a partnership for federal income tax purposes and relevant state income tax purposes, but shall not be treated as a partnership for any other purpose.

9. Distributions. Distributions shall be made to the Member at such times and in such amounts as determined by the Member.

10. Assignments. The Member may assign in whole or in part its limited liability company interest in the Company.

11. Admission of Additional Members. Additional members may be admitted at any time with the consent of the Member. Upon the admission of one or more additional members, this Agreement shall be amended to reflect the agreement of the parties at that time.

12. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent required under the Act.

13. Amendment. This Agreement may be amended from time to time with the written consent of the Member.

14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of California, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the date first above written.

SHEA OTAY VILLAGE 11, LLC, a California limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership corporation
Its:	Sole Member

By:	J.F. Shea Co., Inc., a Nevada corporation
Its:	General Partner

By:
Max B. Johnson
Its:	Vice President

By:
James G. Shontere
Its:	Secretary

OMNIBUS AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT/OPERATING AGREEMENT

OF EACH OF

215 BAYVIEW APARTMENTS, LLC,

COAST CABLE PARTNERS,

HAWKERBLUE, LLC,

MONTY GREEN HOLDINGS, LLC,

SERENADE AT NATOMAS, LLC,

SH CASCADES, LLC,

SH JUBILEE, LLC,

SH JUBILEE MANAGEMENT, LLC,

SHEA BAKER RANCH, LLC

SHEA BREA DEVELOPMENT, LLC,

SHEA CAPITAL II, LLC,

SHEA GSW HOLDINGS, LLC,

SHEA GSW INVESTMENTS, LLC,

SHEA OTAY VILLAGE 11, LLC,

SHEA PROCTOR VALLEY, LLC,

SHEA RIVERMARK VILLAGE, LLC,

SHEA LA QUINTA LLC,

SHEA NINTH AND COLORADO, LLC,

SHEA TONNER HILLS, LLC,

SHEA VICTORIA GARDENS, LLC,

TRILOGY ANTIOCH, LLC,

TOWER 104 GATHERING, LLC,

TOWER 104 OIL, LLC,

TRW BTS ONE, LLC,

AND

WALDEN VILLAGE PARTNERS, LLC

November 5, 2010

This Omnibus Amendment (this “Amendment”) to the Operating Agreement of 215 BAYVIEW APARTMENTS, LLC, a California limited liability company; the Agreement of Partnership of COAST CABLE PARTNERS, a California general partnership; the Operating Agreement of HAWKERBLUE, LLC, a California limited liability company; the First Amended and Restated Operating Agreement of MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company; the Operating Agreement of SERENADE AT NATOMAS, LLC, a California limited liability company; the Limited Liability Company Agreement of SH CASCADES, LLC, a Florida limited liability company; the Limited Liability Company Agreement of SH JUBILEE, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company; the Operating Agreement of SHEA BAKER RANCH, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company; the Amended and Restated Limited Liability Company Agreement of SHEA CAPITAL II, LLC, a Delaware limited liability company; the Operating Agreement of SHEA GSW HOLDINGS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA GSW INVESTMENTS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA LA QUINTA LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company; the Operating

Agreement of SHEA OTAY VILLAGE 11, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA PROCTOR VALLEY, LLC, a California limited liability company; the Amended and Restated Operating Agreement of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA TONNER HILLS, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SHEA VICTORIA GARDENS, LLC a Florida limited liability company; the Operating Agreement of TOWER 104 GATHERING, LLC, a Colorado limited liability company; the Operating Agreement of TOWER 104 OIL, LLC, a Colorado limited liability company; the Amended and Restated Operating Agreement of TRILOGY ANTIOCH, LLC, a California limited liability company; the Operating Agreement of TRW BTS ONE, LLC, a Colorado limited liability company; and the Operating Agreement of WALDEN VILLAGE PARTNERS, LLC, a California limited liability company (collectively, such limited liability companies, the “Companies”, and such operating agreements and limited liability company agreements, the “Agreements”) is made and entered into the date first written above by the undersigned, constituting all of the members of the Companies (collectively, the “Members”).

RECITALS

A. The Members have previously entered into the respective Agreements.

B. The Members now desire to amend the respective Agreements, in accordance with the terms thereof, to provide for the equity interests in each Company to be certificated.

AGREEMENT

NOW THEREFORE, in consideration of their mutual promises, covenants and agreements, and notwithstanding anything to the contrary in the Agreements, the parties hereto do hereby promise, covenant and agree as follows:

1. Recitals and Capitalized Terms. The Recitals set forth hereinabove are hereby incorporated for reference as though fully rewritten herein. Unless otherwise set forth herein, all capitalized terms shall have the same meaning as set forth in the respective Agreements. All references to “Agreement” in each of the Agreements shall be deemed to refer to such Agreement as modified by this Amendment.

2. Certificate of Limited Liability Company Interests. Each of the Agreements shall be amended by inserting a new article in the appropriate numerical order at the end of each Agreement as follows:

“ARTICLE [    ]

RIGHTS OF SECURED PARTY

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, if any interests in the Company (the “Membership Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Membership Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments

2

as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Membership Interests, then, at such time, the Secured Party shall have all of the rights associated with such Membership Interests under this Agreement and applicable law.

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Membership Interests shall be inapplicable, and of no force and effect, as to any transfer of any Membership Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Membership Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

“Section [    ] All of the Membership Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Membership Interests held by that Member. Each Membership Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

“Section [    ] Each of the Membership Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Membership Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

“Section [    ] At all times prior to the termination of any Pledge of the Membership Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor [Managers/Directors] will, without the prior written consent of the Secured Party, (i) amend this Agreement to provide that any Membership Interests (x) shall not be evidenced by a certificate or (y) shall not be securities governed by Article 8 of the Uniform Commercial Code or (ii) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

“Section [    ] The provisions of this Article [    ] shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members [or Managers/Directors] and their respective successors and assigns.

“Section [    ] At all times prior the Termination Date, none of the provisions of this Article [    ] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Membership Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous. All other terms and provisions of each Agreement which are not expressly amended hereby are hereby ratified, affirmed and approved. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instruments. Facsimile signatures shall be valid as if manually signed.

3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.

SHEA HOMES LIMITED PARTNERSHIP, as the sole Member of Monty Green Holdings, LLC, Shea Tonner Hills, LLC, Shea Ninth and Colorado, LLC, Shea Brea Development, LLC, Shea Otay Village 11, LLC and Shea Proctor Valley, LLC, as the Manager of Tower 104 Gathering, LLC, Tower 104 Oil, LLC and Walden Village Partners, LLC, and as a member of Shea Capital II, LLC

By:	J.F. Shea L.P., its sole General Partner

	By:	JFS Management, L.P., its sole General Partner

By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert O’Dell
		Title:	Treasurer

SHEA CAPITAL II, LLC, as the sole Member of Trilogy Antioch, LLC and Shea Victoria Gardens, LLC

By:	Shea Homes Limited Partnership, its Manager

	By:	J.F. Shea L.P., its sole General Partner

		By:	JFS Management, L.P., its sole General Partner

By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
			Name:	James G. Shontere
			Title:	Secretary

By:
			Name:	Robert O’Dell
			Title:	Treasurer

J.F. SHEA CO., INC., as the sole Member of Shea GSW Investments, LLC and as the Manager of Hawkerblue, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA GSW INVESTMENTS, LLC, as the sole Member of Shea GSW Holdings, LLC

By:	J.F. SHEA CO., INC., its Manager

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA HOMES, INC., as the sole Member of Serenade at Natomas, LLC, SH Cascades, LLC, Shea La Quinta, LLC, SH Jubilee, LLC and SH Jubilee Management, LLC, and as a member of Shea Capital II, LLC, and as the sole Member and Manager of TRW BTS One, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements

SHEA PROPERTIES MANAGEMENT COMPANY, INC., as Manager of 215 Bayview Apartments, LLC, Shea Baker Ranch, LLC and Shea Rivermark Village, LLC

By:
By:	Ronald L. Lakey
Its:	Vice President

By:
By:	James G. Shontere
Its:	Secretary

J.F. SHEA CO., INC., as Manager of Coast Cable Partners

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements